UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13888 (Commission File Number)	06-1385548 (I.R.S. Employee Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 302-778-8227

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, Scott C. Mason, President of the Advanced Carbon Solutions (“ACS”) line of business of GrafTech International Ltd. (“GrafTech”) left the employment of GrafTech and will pursue other professional opportunities. As part of GrafTech’s ongoing efforts to improve productivity and reduce overall costs, Mr. Mason’s responsibilities for the product lines within the ACS line of business are being assumed by the general managers of those product lines, who will report directly to GrafTech Chief Executive Officer Craig S. Shular. These product lines include cathodes, carbon electrodes, refractories and advanced graphite materials. In connection with his departure, GrafTech expects to enter into a separation agreement with Mr. Mason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: September 20, 2005	By: /s/ Karen G. Narwold
Karen G. Narwold
Vice President, General Counsel,
Human Resources and Secretary